EXHIBIT 3.1

                                                          Federal Identification
                                                          No. 04-3116697


                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)



We,         Dennis T. Gain                              , President,
    --------------------------------------------------
and         Lynette C. Fallon                           , Clerk,
    --------------------------------------------------
of            Spacetec IMC Corporation                               ,
    ----------------------------------------------------------------
                           (Exact name of corporation)
located at        600 Suffolk Street, Lowell, MA 01854
           ---------------------------------------------------------
                  (Street address of corporation Massachusetts)

do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on October 6, 1995 by a vote of the directors/or:

                     Common Stock, Series A
                     Preferred Stock and
3,583,366 shares of  Series B Preferred Stock of  4,725,908  shares outstanding,
---------            ------------------------     ---------
                        (type, class & series, if any)

          shares of                 of           shares outstanding, and
---------           ---------------   ----------

          shares of                 of           shares outstanding,
---------           ---------------   ----------

    **being at least a majority of each type, class or series outstanding and entitled to vote thereon:

                            ARTICLE I The name of the
                                 corporation is:

                            Spacetec IMC Corporation

                                   ARTICLE II
          The purpose of the corporation is to engage in the following business activities:

                               See attached sheets

                                   ARTICLE III
The total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:


            WITHOUT PAR VALUE                                             WITH PAR VALUE
-----------------|--------------------------|------------------|---------------------|----------------
      TYPE       |      NUMBER OF SHARES    |         TYPE     |   NUMBER OF SHARES  |    PAR VALUE
-----------------|--------------------------|------------------|---------------------|----------------
Common:          |                          |    Common:       |        20,000,000   | $.01 per share
                 |                          |                  |                     |
Preferred:       |                          |    Preferred:    |         1,000,000   | $.01 per share
------------------------------------------------------------------------------------------------------



                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                               See attached sheets





                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                      None





                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                               See attached sheets

                            Spacetec IMC Corporation
                        Restated Articles of Organization

                                   ARTICLE II

                           Purpose of the Corporation

         To invent, design, develop, manufacture, license, market and distribute computer hardware, systems, peripheral devices, software and other technologies, systems, methods and techniques; to invent, design or contrive processes, formulae or systems related to the foregoing; to do every other act necessary, incidental or appropriate to the accomplishment of any of the above purposes or the exercise of any of the above powers; and to engage in any lawful act or activity permitted under the General Laws of the Commonwealth of Massachusetts to corporations organized under Chapter 156B of said laws or successor statutes thereto.

                                   ARTICLE IV

                          Description of Capital Stock

         The total number of shares of all classes of capital stock which the Corporation shall be authorized to issue is twenty-one million (21,000,000) shares, consisting of twenty million (20,000,000) shares of Common Stock, $0.01 par value per share (the "Common Stock"), and one million (1,000,000) shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock").

         The shares of Preferred Stock may be issued from time to time in one or more series. The directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The directors shall determine the number of shares constituting each series of Preferred Stock and each series shall have a distinguishing designation.

         Common Stock

         1. The holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the stockholders or submitted to the stockholders for action, except as determined by the Board of Directors in establishing a series of Preferred Stock or as may otherwise be required by law, and each share of the Common Stock shall entitle the holder thereof to one vote.

         2. The holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by the directors.

         3. Upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive the net assets of the corporation, after the corporation shall have satisfied or made provision for its debts and obligations and for payment to the holders of shares of any class or series having preferential rights to receive distributions of the net assets of the corporation.

                                   ARTICLE VI

                             Other Lawful Provisions

A.       Board of Directors

         1. Classification. The directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. The initial Class I directors elected by the stockholders of the Corporation shall hold office for a term expiring at the 1996 annual meeting of stockholders; the initial Class II directors elected by the stockholders of the Corporation shall hold office for a term expiring at the 1997 annual meeting of stockholders; and the initial Class III directors elected by the stockholders of the Corporation shall hold office for a term expiring at the 1998 annual meeting of stockholders. At each such annual meeting of stockholders and at each annual meeting thereafter, successors to the class of directors whose term expires at that meeting shall be elected for a term expiring at the third annual meeting following their election and until their successors shall be elected and qualified, subject to prior death, resignation, retirement or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the election, terms of office and other features of such directorships shall be governed by the terms of the vote establishing such series, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.

         2. Vacancies. Except as otherwise determined by the Board of Directors in establishing a series of Preferred Stock as to directors elected by holders of such series, any vacancies in the Board of Directors, including a vacancy resulting from the enlargement of the Board, may be filled by the directors then in office, though less than a quorum. Each director so chosen to fill a vacancy shall be elected to complete the term of office of the director who is being succeeded. In the case of any election of a new director to fill a directorship created by an enlargement of the Board, the Board shall in such election assign the class of directors to which such additional director is being elected, and each director so elected shall hold office for the same term as the other members of the class to which the director is assigned.

         3. Removal. Except as otherwise determined by the Board of Directors in establishing a series of Preferred Stock as to directors elected by holders of such series, at any special meeting of the stockholders called at least in part for the purpose, any director or directors may, by the affirmative vote of the holders of at least a majority of the stock entitled to vote for the election of directors, be removed from office for cause. The provisions of this subsection shall be the exclusive method for the removal of directors.

B.       Stockholder Vote Required for Certain Actions

         The Corporation, by vote of a majority of the stock outstanding and entitled to vote thereon may (i) authorize any amendment to these Articles of Organization, (ii) authorize the sale, lease or exchange of all or substantially all of the Corporation's property and assets, including its goodwill and (iii) approve a merger or consolidation of the Corporation with or into any other corporation; so long as such amendment, sale, lease, exchange, merger or consolidation shall have been approved by the Board of Directors.

C.       Additional Provisions

         1. Meetings of the stockholders may be held anywhere within the United State.

         2. No contract or other transaction of this corporation with any other person, corporation, association, or partnership shall be affected or invalidated by the fact that (i) this corporation is a stockholder or partner in such other corporation, association, or partnership, or (ii) any one or more of the officers or directors of this corporation is an officer, director or partner of such other corporation, association or partnership, or (iii) any officer or director of this corporation, individually or jointly with others, is a party to or is interested in such contract or transaction. Any director of this corporation may be counted in determining the existence of a quorum at any meeting of the board of directors for the purpose of authorizing or ratifying any such contract or transaction, and may vote thereon, with like force and effect as if he were not so interested or were not an officer, director, or partner of such other corporation, association, or partnership.

         3. The corporation may be a partner in any business enterprise which it would have power to conduct itself.

         4. The by-laws may provide that the directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, these Articles of Organization, or the by-laws requires action by the stockholders.

         5.  A  director  shall  not  be  liable  to  the   corporation  or  its
stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

         6. Except as otherwise required by law, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders.

                                   ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

         600 Suffolk Street, Lowell, MA 01854

b. The name, residential address and post office address of each director and officer of the corporation is as follows:


            NAME                 RESIDENTIAL ADDRESS        POST OFFICE ADDRESS

President:  Dennis T. Gain       30 Boren Lane                     Same
                                 Boxford, MA 01921

Treasurer:  Linda S. Linsalata   20 Surrey Lane                    Same
                                 Weston, MA 02193

Clerk:      Lynnette Fallon      54 Hundreds Road                  Same
                                 Wellesley, MA 02181

Directors:  Dennis T. Gain       See above                         Same

            Linda S. Linsalata   20 Surrey Lane                    Same
                                 Weston, MA 02193

            Morton E. Goulder    97 Ridge Road                     Same
                                 Hollis, NH 03049, P.O. Box 419

            J. Grant Jagelman    3 Cranbrook Road                  Same
                                 Rose Bay NSW 2029
                                 Australia

            Jerry H. Loyd        910 Central Road, P.O. Box 640    Same
                                 Rye Beach, NH 03871

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:
         March

d. The name and business address of the resident agent, if any, of the corporation is:

                                       N/A

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

Article 3, Article 4, Article 6



SIGNED UNDER THE PENALTIES OF PERJURY, this 11th day of December, 1995.


  /s/ Dennis T. Gain                                         , *President
------------------------------------------------------------
Dennis T. Gain


  /s/ Lynnette C. Fallon                                     , Clerk.
------------------------------------------------------------
Lynnette C. Fallon

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

              -----------------------------------------------------



          I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $10,409.05 having been paid, said articles are deemed to have been filed with me this 11th day of December, 1995.



          Effective Date:_______________________________________________



                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth





                         TO BE FILLED IN BY CORPORATION
                       Photocopy of document to be sent to

                                    Marc A. Rubenstein
                                    Palmer & Dodge
                                    One Beacon Street
                                    Boston, MA 02108

                  Telephone:        (617) 573-0100